                                                                    Exhibit 2(u)


                            STATEMENT OF THE PARTIES

     Pursuant to Article 7 of the Stock Transfer and Exchange Agreement, dated August 30, 1996, to be effective as of August 2, 1996, by and among United Magazine Company, an Ohio corporation, ("UNIMAG"), The Scherer Companies, a Delaware corporation, ("Scherer"), and all of Scherer's Shareholders, ("Scherer's Shareholders"), (the "Agreement"), the following information is provided to the Securities and Exchange Commission to clarify the intent and understanding of UNIMAG and Scherer regarding the transactions:

     1. Subject to the indemnification provisions of Article 8 of the Agreement, the risks and rewards of ownership of Scherer were relinquished to UNIMAG, effective July 1, 1996. It is the intent of the parties that all net income or loss from July 1, 1996 accrue to UNIMAG.

     2. The effective date for valuation of Scherer as the Acquired Company was June 30, 1996, with interest accruing on the debentures to the benefit of Scherer's Shareholders from July 1, and all risk of change of the values of the related assets and liabilities from June 30, 1996 being the sole responsibility of UNIMAG.

     3. Since May 3, 1988, Scherer (part of Scherer Affiliates) has managed all operations of UNIMAG for the benefit of UNIMAG's shareholders.

     4. The purpose of the Merger Board was to give the acquired party a measure of input and participation in the implementation of significant operational changes resulting from the acquisition.

     5. A purpose of the Escrow Closing was simply to collect signed closing documents of all the parties in advance of the Annual Shareholder's Meeting to expedite final closing of the exchange after the Annual Shareholder's Meeting.


United Magazine Company                     Scherer Affiliates

/s/ Ronald E. Scherer                       /s/ Ronald E. Scherer
------------------------------------        ------------------------------------
By:  Ronald E. Scherer                      By:  Ronald E. Scherer
Its: Chairman                               Its: Chairman

                            STATEMENT OF THE PARTIES

     Pursuant to Article 7 of the Stock Transfer and Exchange Agreement, dated July 29, 1996, by and among United Magazine Company ("UNIMAG") and Michiana News Service, Inc. ("Michiana"), the following information is provided to the Securities and Exchange Commission to clarify the intent and understanding of Michiana and UNIMAG regarding the transactions:

     1. Subject to the indemnification provisions of Article 8 of the Exchange Agreement, the risks and rewards of ownership of Michiana were relinquished to UNIMAG, effective July 1, 1996. It is the intent of the parties that all net income or loss from July 1, 1996 accrue to UNIMAG.

     2. The effective date for valuation of Michiana as the Acquired Company was June 30, 1996, with interest accruing on the debentures to the benefit of Michiana's Shareholders from July 1, and all risk of change of the values of the related assets and liabilities from June 30, 1996 being the sole responsibility of UNIMAG.

     3. On July 1, 1996, UNIMAG was managing all operations and assuming related risks for the benefit of UNIMAG's shareholders.

     4. The purpose of the Merger Board was to give the acquired party a measure of input and participation in the implementation of significant operational changes resulting from the acquisition.

     5. A purpose of the Escrow Closing was simply to collect signed closing documents of all the parties in advance of the Annual Shareholders Meeting to expedite final closing of the exchange after the Annual Shareholder's Meeting.

United Magazine Company                     Michiana News Service, Inc.

/s/ Ronald E. Scherer                       /s/ Thaddeus A. Majerek
------------------------------------        ------------------------------------
By:  Ronald E. Scherer                      By:  Thaddeus A. Majerek
Its: Chairman                               Its: President

                            STATEMENT OF THE PARTIES

     Pursuant to Article 7 of the Stock Transfer and Exchange Agreement, dated July 31, 1996, by and among United Magazine Company ("UNIMAG") and The Stoll Companies ("Stoll"), the following information is provided to the Securities and Exchange Commission to clarify the intent and understanding of Stoll and UNIMAG regarding the transactions:

     1. Subject to the indemnification provisions of Article 8 of the Exchange Agreement, the risks and rewards of ownership of Stoll were relinquished to UNIMAG, effective July 1, 1996. It is the intent of the parties that all net income or loss from July 1, 1996 accrue to UNIMAG.

     2. The effective date for valuation of Stoll as the Acquired Company was June 30, 1996, with interest accruing on the debentures to the benefit of the Stoll Shareholders from July 1, 1996, and all risk of change of the values of the related assets and liabilities from June 30, 1996 being the sole responsibility of UNIMAG.

     3. On July 3, 1996, UNIMAG was managing all operations and assuming related risks for the benefit of UNIMAG's shareholders.

     4. The purpose of the Merger Board was to give the acquired party a measure of input and participation in the implementation of significant operational changes resulting from the acquisition.

     5. A purpose of the Escrow Closing was simply to collect signed closing documents of all the parties in advance of the Annual Shareholders Meeting to expedite final closing of the exchange after the Annual Shareholder's Meeting.

United Magazine Company                     The Stoll Companies

/s/ Ronald E. Scherer                       /s/ Richard H. Stoll, Jr.
------------------------------------        ------------------------------------
By:  Ronald E. Scherer                      By:  Richard H. Stoll, Jr.
Its: Chairman                               Its: President

                            STATEMENT OF THE PARTIES

     Pursuant to Article 7 of the Stock Transfer and Exchange Agreement, dated September 14, 1996, by and among United Magazine Company ("UNIMAG") and The George R. Klein News Co., Central News Co. and Newspaper Sales, Inc. ("Klein"), the following information is provided to the Securities and Exchange Commission to clarify the intent and understanding of Klein and UNIMAG regarding the transactions:

     1. Subject to the indemnification provisions of Article 8 of the Exchange Agreement, the risks and rewards of ownership of Klein were relinquished to UNIMAG, effective August 24, 1996. It is the intent of the parties that all net income or loss from August 24, 1996 accrue to UNIMAG.

     2. The effective date for valuation of Klein as the Acquired Company was August 23, 1996, with interest accruing on the debentures to the benefit of the Klein Shareholders from August 24, 1996, and all risk of change of the values of the related assets and liabilities from August 23, 1996 being the sole responsibility of UNIMAG.

     3. On August 24, 1996, UNIMAG was managing all operations and assuming related risks for the benefit of UNIMAG's shareholders.

     4. The purpose of the Merger Board was to give the acquired party a measure of input and participation in the implementation of significant operational changes resulting from the acquisition.

     5. A purpose of the Escrow Closing was simply to collect signed closing documents of all the parties in advance of the Annual Shareholders Meeting to expedite final closing of the exchange after the Annual Shareholder's Meeting.

United Magazine Company                     The George R. Klein News Co.

/s/ Ronald E. Scherer                       /s/ George R. Klein
------------------------------------        ------------------------------------
By:  Ronald E. Scherer                      By:  George R. Klein
Its: Chairman                               Its: President

Central News Co.                            Newspaper Sales, Inc.

/s/ George R. Klein                         /s/ George R. Klein
------------------------------------        ------------------------------------
By:  George R. Klein                        By:  George R. Klein
Its: President                              Its: President